Exhibit 99.1

Mannatech, Incorporated Declares Dividend

Coppell, TX – (NASDAQ – MTEX) –October 2, 2006 - Mannatech, Incorporated announced that its Board of Directors today declared a quarterly cash dividend of $0.08 per common share payable on Friday, October 27, 2006, to shareholders of record at the close of business on Friday, October 13, 2006. The dividend reflects a commitment to rewarding shareholders and encouraging long-term investment in Mannatech common stock.

Sam Caster, Chairman and CEO of Mannatech, said, “The strong financial position of our company supports our continuing dividend program. We take great pride in the success of Mannatech, and we intend to pursue continued growth for our shareholders.”

About Mannatech, Incorporated

Mannatech, Incorporated is a global wellness solutions provider that develops innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products that are sold through approximately 526,0000 independent associates and members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark and Germany. For additional information about Mannatech, please visit www.mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified generally by the use of phrases or terminology such as “may,” “believes,” and “will further” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain Associates and Members, increases in competition, litigation, regulatory changes and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Investor Relations Contact:

Gary Spinell, Vice President

972.471.6512

ir@mannatech.com